UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2003

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

On October 1, 2003, the Mohegan Tribal Gaming Authority (the “Authority”) announced that it has extended its pending solicitation of consents (the “Consent Solicitation”) from holders of its outstanding $200,000,000 principal amount of 8-1/8% Senior Notes due 2006, $150,000,000 principal amount of 8-3/8% Senior Subordinated Notes due 2011 and $250,000,000 principal amount of 8% Senior Subordinated Notes due 2012 (collectively, the “Notes”) to amend the indentures for the Notes.

The expiration date for the Consent Solicitation has been extended from 5:00 p.m., New York City time, on Tuesday, September 30, 2003, to 5:00 p.m., New York City time, on Wednesday, October 1, 2003.

Except for the extension of the expiration date, all terms and conditions of the Consent Solicitation remain unchanged and in full force and effect.

On October 1, 2003, the Authority issued a press release relating to the extension of the Consent Solicitation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This press release may also be found on the Authority’s website at www.mohegansun.com under “About Mohegan Sun/Investor Relations.”

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

The following exhibits are furnished as part of this report:

99.1        Press Release of the Mohegan Tribal Gaming Authority, dated October 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: October 1, 2003	By:	/s/ MARK F. BROWN
Mark F. Brown Chairman, Management Board

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Mohegan Tribal Gaming Authority, dated October 1, 2003.